SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 29549

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                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                          DATE OF REPORT JUNE 18, 1998

                              DOCUCON, INCORPORATED
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               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

               DELAWARE                1-10185              74-2418590
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    (STATE OR OTHER JURISDICTION     (COMMISSION          (IRS EMPLOYER
          OF INCORPORATION)          FILE NUMBER)       IDENTIFICATION NO.)

      7461 CALLAGHAN ROAD, SAN ANTONIO, TEXAS             78230
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      (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)          (ZIP CODE)


                                  210-525-9221
              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)

ITEM 5. OTHER EVENTS.

The Company announced a reverse split of its Common Stock, as approved by its shareholder on June 9, 1998. Docucon's Board of Directors voted to implement a one-for-four reverse split of the Common stock. As a result, the number of outstanding shares of Common Stock will be reduced from approximately 13.2 million to approximately 3.3 million.

Shareholders of record at the close of business on June 11, 1998 will exchange their existing stock certificates for new certificates reflecting the reverse split. Trading on a post-reverse split basis began on June 12, 1998.